                                                        Exhibit AM

MUTUAL SHAREHOLDER SERVICES, LLC

Anti-Money Laundering Procedures

This Program is adopted in recognition of Mutual Shareholder Services, LLC (“MSS”) obligations under the Bank Secrecy Act, the Money Laundering Control Act of 1986 (BSA), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act” or the “Act”).  MSS’s program provides for the development of internal practices, procedures and controls, the designation of an Anti-Money Laundering (AML) Compliance Officer, an ongoing employee training program, and an independent audit function to determine the effectiveness of the Program.  The following will serve as MSS’ AML practices, procedures and controls for management of MSS AML Program and BSA reporting, record retention, compliance testing and training responsibilities in conformance with the above regulations.

Document Distribution Department

When processing investments (New or Reorder), the Manager will review the following for potential fraud or Money Laundering:

•

Cashiers Checks

•

Money Orders

•

Draft Checks

Please see detailed Account Opening Procedures and Fraud Prevention Guidelines.

Mutual Shareholder Services, LLC does not accept CASH, TRAVELERS CHECKS or other sach equivalents, or CREDIT CARD CHECKS

Transfer Agent Accounting

If any TA accountant notices an unusual set of circumstances surrounding a wire(s), this should be reported to the TA accounting manager.

Fraud Department

I-SAR Report

When appropriate, the AML Compliance Officer will create an Internal Suspicious Activity Report (I-SAR) and forward to the Fund’s AML Compliance Officer for further investigation and MSS will file with FINCEN if appropriate.

OFAC

All new accounts are verified against Office of Foreign Asset Control (OFAC) listing supplied by third party vendor.  See new account opening procedures.

AML Compliance Officer

The AML Compliance Officer for MSS is Gregory Getts.  However, the Fund may designate another Fund officer, employee, or agent to serve in this capacity for the Fund and to monitor MSS’ AML comliance.

Employee Training Program

The Compliance Officer and any other officer of MSS involved in the implementation and operation of this Program, as deemed necessary, shall receive appropriate, ongoing training designed to address anti-money laundering activities relevant to MSS and applicable anti-money laundering laws and regulations.

Independent Audit

An independent audit of this Program shall be conducted annually to review this Program for compliance with current regulatory requirements and to test MSS’s compliance with this Program.  The audit may be performed by qualified internal audit staff, or by an outside party.  Any recommendations resulting from such audit will be promptly implemented or considered by the owners of MSS.

Recordkeeping

The Fund shall, for a period of not less than six years, maintain copies of all records and communications, including training materials, as are reasonably necessary to document the implementation and operation of this Program.  Records may take the form of memoranda, e-mails, audit reports, certificates from service providers or other information that documents the operation of this Program.

ANTI-MONEY LAUNDERING SUSPICIOUS ACTIVITY REPORTING PROCEDURES

Once any type of suspicious activity involving money laundering is discovered, the escalation procedures outlined below should be adhered to.  Examples of suspicious activity may include, but are not limited to, frequent wires in and out of a shareholder’s account where such activity is abnormal for the account; a request is made to wire money to an OFAC blocked country; several money orders are received within a short span of time on a recently opened account.

Report the item/concern to your Supervisor/Manager

Supervisor/Manager reviews item/concern and may take any one or more of the following courses of action:

Review item/concern with employee

Consult the item/concern with the Fund’s AML Compliance Officer

Consult the item/concern with law enforcement (local, state, and federal)

Place stop transfer/stop purchase on any and all related accounts and prevent movement of money

Complete I-SAR and forward to the Fund’s AML Compliance Officer

No action taken – retain on file

Mutual Shareholder Services, LLC

Fraud Prevention Procedures

As you may know, there is a significant amount of fraudulent activity that is taking place within the Mutual Fund Industry.  Below you will find some guidelines that should help you in preventing fraud within our work environment.

OPENERS, since the front desk has the first opportunity to identify fraud, you need to ensure that you pay special attention to Express Mail Packages.  When a suspicious application is received, remember to save the envelope.

DHL packages are common for foreign shareholders.

When processing investments (New & Reorder), the following type of checks need to be reviewed by a Manager before processing:

•

Credit Card Checks

•

Check free checks

•

Money orders

•

Cashier or Certified checks

•

Travelers checks (no longer accepted)

•

Large dollar amounts - over $50,000

•

U.S.Treasury checks - on existing accounts only

•

Counterfeit checks

•

Draft checks

•

Any check you may feel uncomfortable processing.

Be alert to the following while processing the application :

•

Money Market Accounts

•

Share Holder requests checkwriting

•

P.O. Box/Suite/Apartment #

•

Foreign Address

•

Large Dollar Amount

•

Typeset does not match on check

•

One Page Corporate Resolution  - form letter with fill in the blank

•

Cities - Hot Spot locations (subject to change)

•

Brooklyn

•

Queens

•

Jamaica

•

Houston

•

Los Angeles

•

Chicago, etc.

•

States - Hot Spot locations (subject to change)

•

New York

•

New Jersey

•

Washington

•

Florida

•

California

•

Texas

•

 Corporate Resolution is short - generally 1 full page or less, or with fill in the blank sections.

•

Authorized Signer (shareholder) will generally be President, or someone of high status within the company

We do not accept the following:

•

Cash

•

Credit card checks

•

Travelers checks

•

Other cash equivalents

The last step before processing the investment, is comparing the check to the application, and analyzing these documents for potential fraud:

•

Verify the address on the check matches the application

•

Typed check

•

Large Dollar Amount ($50,000)

•

Minimum or No money enclosed with application

•

Altered checks - mailing label on check

•

Different type setting on check

•

Look for symbols on check or application. Dots/Lines/Equal Signs

•

Starter checks

The following items could lead to potential fraud situations:

•

Liquidation request is original not a copy

•

Wiring instructions going to multiple locations

•

Wiring instructions for overseas

•

Request written on foreign sized paper, differs from 8 1/2 X 11

Items which are suspicious in nature, or meet the following criteria, are sent to the Supervisor/Manager for review:

•

Shell Accounts - Customer requesting AIP, SWP, or Checkwriting

•

P.O. Boxes from Hot Spot locations

•

$50,000 or greater from Hot Spot locations

•

Foreign Addresses

•

Large dollar amounts, $100,000 or greater

•

Applications with suspicious Corporate Resolutions

•

Credit Card Checks

•

Applications where check address differs from application

•

Starter Checks

•

Different type settings on check

•

Symbols on check or applications

•

Starter Checks

•

Foreign Size paper - differs from a normal 8 1/2 x 11 paper

Once verified, checks are returned to the front desk for processing

Signature________________     Date __________________

MUTUAL SHAREHOLDER SERVICES, LLC

New Account Opening Procedures

Mutual Shareholder Services, LLC (“MSS”) undergoes a complete and thorough review of all new paper-based account applications and any accompanying checks to ensure that:

•

no fraudulent accounts, or accounts that may be used for money laundering purposes are established within any fund

•

no account is set up for an individual or entity that may be on our Federal Government’s OFAC list.

Paper-based applications and checks generally are received through the U.S. mail but may also be sent via overnight courier, facsimile, or be hand delivered by fund personnel or a shareholder in one of the funds.  Once received by MSS’ front desk, the applications along with the check(s) are analyzed in detail to verify identification, among other things, by using the criteria and procedures listed below which may reveal accounts engaged in fraud or money laundering:

1.  Application with an address that does not match address on check.

2.  The application is accompanied by a Cashiers Check.

3.  The application is accompanied by a Money Order.

4.  The application is accompanied by a Check free Check.

5.  The application is accompanied by a Third Party Check. *

6.  The social security number provided on the application is verified to ensure the authenticity of the shareholder.

7.  The name, address and phone number are entered into the fraud database to ensure there are no matches.

8.  A reverse lookup on the phone number is done to ensure that it relates to the shareholder.

9.  Any apparent alteration on either the check or application is subject to further review, including, but not limited to, a phone call to the bank to verify good funds.

10.  Any application that contains a name known to front desk personnel to be part of our fraud database is immediately sent to the Fraud Prevention Officer.

11.  Any suspicious writings or other markings on either the check or application are brought to the attention of the front desk or Manager.

Once the above information is checked & verified, the application is returned to the document distribution area for further processing.

If we are unable to verify the information or have any questions related to the new account, the application is turned over to the Manager for review and approval or rejection. If no fraud or money laundering is suspected but the application and check are being questioned for completeness or other reasons, the application and check is sent back to the shareholder via correspondence. If an officer of the fund decides to accept the purchase, the fund officer must sign off on the new account purchase.

If it is determined that fraud or money laundering is likely present, the original application and check are retained for evidence for 6 years. The Manager will then notify the Fund of the suspicious activity.

MSS will not accept the following items to establish a new account:

-

US Treasury Checks;

-

Third Party Checks; *

-

Credit Card Checks;

-

Travelers Checks; and

-

Cash

Before Mutual Shareholder Services enters the information into the transfer agent system,the MSS employee searches to determine:

-

If the Social Security Number provided is valid;

-

If the address provided is a Mail Drop;

-

All Name, Addresses and Phone Numbers are matched against MSS’ internal fraud database to ensure there are no matches; and

-

Matches against the Office of foreign Asset Control (OFAC).

If there are any matches with the information provided from the application, the customer’s account is not opened. If an OFAC match is found, the Manager will immediately contact Compliance Officer and will place a stop on the account so no money can be liquidated.  For all other suspected fraud or money laundering accounts, a stop will also be placed on the account and a memo will be placed on the account to monitor for future suspicious activity.

On an ongoing basis, MSS searches all accounts on its transfer agent database for the following:

-   Names matching the most recently generated OFAC list;

-   Names matching the Known Offenders list; and

-   Unusual Wire Activity

*  Certain MSS’ clients allow some 3rd party checks to be processed or will provide exceptions to allow acceptance of a third party check from time to time

[Company Letterhead]

__________, 2002

[Address of Distributor]

RE:

Anti-Money Laundering Compliance Program

Dear __________:

As you are aware, the USA PATRIOT Act requires that we establish an Anti-Money Laundering Compliance Program.  Your company serves as distributor of one or more of our funds to your customers.  To ensure our compliance with the USA PATRIOT Act, we are asking that you complete the enclosed certification and return it, along with a copy of your current anti-money laundering procedures to me.

I would appreciate receiving your response in the next seven days.

Very truly yours,

[Company Name]

[Name; title]

APPENDIX B

CERTIFICATION

The undersigned certifies that he/she is an authorized officer of ____________________

     (Name of Distributor)

(the “Distributor”) and that:

The Distributor has adopted an Anti-Money Laundering Compliance Program (the “Program”) which satisfies the requirements of Title III of the USA PATRIOT Act; and

Dated as of _________, 2002.

[Name of Distributor]

By:

Title: